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                                                                     EXHIBIT 5.1

                                                               November 28, 2000

Diamond Technology Partners Incorporated
875 North Michigan Avenue, Suite 3000
Chicago, Illinois 60611

     Re: 9,500,000 Shares of Class B Common Stock, $.001 par value, of Diamond Technology Partners Incorporated

Dear Sir or Madam:

     I refer to the Registration Statement on Form S-8 filed November 28, 2000 (the "Registration Statement") filed by Diamond Technology Partners Incorporated (the "Company") with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), which increases the shares of Class B Common Stock previously registered on the Registration Statement on Form S-8 filed November 24, 1998 (File No. 333-67899). An additional 7,750,000 shares of Class B Common Stock, $.001 par value (the "Shares"), of the Company may be issued pursuant to the Diamond Technology Partners Incorporated Amended and Restated 1998 Equity Incentive Plan (the "Plan").

     I am familiar with the proceedings to date with respect to the Plan and the proposed issuance and sale of the Shares and have examined such records, documents and questions of law, and I am satisfied as to such matters of fact, as I have considered relevant and necessary as a basis for this opinion.

     Based on the foregoing, I am of the opinion that:

     1. The Company is duly incorporated and validly existing under the laws of the State of Delaware.

     2. Assuming that all required actions of the directors and stockholders relating to the offering of the Shares are taken, including necessary resolutions, the Shares will be, as and when acquired in accordance with the terms and conditions of the Plan, legally issued, fully paid and non-assessable under the Delaware General Corporation Law.

     I do not find it necessary for the purposes of this opinion to cover, and accordingly I express no opinion as to, the application of the securities or blue sky laws of the various states to the sale of the Shares.

     I hereby consent to the filing of this opinion as an Exhibit to the Registration Statement.

                                   Very truly yours,



                                   /s/ Nancy K. Bellis
                                   -------------------------------------------
                                   Vice President and General Counsel
                                   of Diamond Technology Partners Incorporated


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